SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 14, 2003

RELIABLE POWER SYSTEMS, INC.,
(Exact name of registrant as specified in its charter)

                            COLORADO                                           0-9255                                                    84-0658020
                               (State or other jurisdiction                      (Commission File No.)                          (IRS Employer Identification No.)
     of incorporation or organization)

10 South Riverside Plaza, Suite 2220
Chicago, Illinois                                  60606
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 733-8970

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Item 1. Changes in Control of Registrant. Not Applicable

Item 2. Acquisition or Disposition of Assets. Not Applicable

Item 3. Bankruptcy or Receivership. Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant. Not Applicable

Item 5. Other Events. Not Applicable.

Item 6. Resignation of Registrant's Directors. Effective June 30, 2003, Mr. Gary C. Hoffmann, our President, resigned from all offices. Our Board of Directors has appointed Mr. John Stensland as our President and a Director. A copy of Mr. Hoffmann's resignation is attached.

Mr. Stensland previously served as President of Merrill Corporation's Chicago Operating Company. Merrill is a document and information company with offices in 20 major US markets and worldwide international affiliations.

While at Merrill Corporation, Mr. Stensland served as Board President for the Community Emergency Shelter Organization, a non-profit organization that provided technical assistance, training and consulting services to homeless shelter operations in the Chicago area. Upon retiring from Merrill, Mr. Stensland joined CESO as Associate Director and Development Director to help the organization’s fund raising and management efforts.

Prior to his tenure at Merrill, Mr. Stensland served as Sales and Marketing Manager for the Air Quality Control Operation of FMC Corporation, a business unit that designed and built air pollution control systems for the electric utility and general industrial markets.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. Not Applicable

Item 8. Change in Fiscal Year. Not Applicable

Item 9. Regulation FD Disclosure. Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliable Power Systems, Inc.

Date August 14, 2003

By: /s/ John Stensland John Stensland President

RELIABLE POWER SYSTEMS, INC.

June 30, 2003

Board of Directors
Reliable Power Systems, Inc.
10 South Riverside Plaza
Suite 2220
Chicago, Illinois 60606

Gentlemen;

Effective today, I hereby resign from all offices, including as President, of Reliable Power Systems, Inc.

Sincerely,

/s/ Gary C. Hoffmann